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                                                                  Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 11, 2000 (except for the matters discussed in Note 10 to the financial statements, as to which the date is May 1, 2000) and to all references to our Firm included in or made a part of this Registration Statement No. 333-32346.

                                                      /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 9, 2000